Exhibit 99.2

FOR IMMEDIATE RELEASE

August 23, 2021

Analysts: Tim Sedabres (timothy.sedabres@huntington.com), 612.286.3814

Media: Randi Berris (randi.berris@huntington.com), 614.331.4643

HUNTINGTON BANCSHARES INCORPORATED ANNOUNCES EXTENSION

OF EARLY PARTICIPATION DATE AND EARLY RESULTS OF ITS PRIVATE EXCHANGE OFFERS

COLUMBUS, Ohio – Huntington Bancshares Incorporated (“Huntington”) today announced that it is extending the early participation date for its series of private exchange offers (the “exchange offers”) to certain eligible holders to exchange Huntington’s 4.350% Subordinated Notes due 2023 and The Huntington National Bank’s 6.250% Subordinated Notes due 2022, 4.600% Subordinated Notes due 2025 and 4.270% Subordinated Notes due 2026 (collectively, the “old notes”) for Huntington’s 2.487% Fixed-to-Fixed Rate Subordinated Notes due 2036 (the “new notes”). The new notes offered are expected to be a further issuance of, and will be in addition to, the 2.487% Fixed-to-Fixed Rate Subordinated Notes due 2036 (the “original notes”) that Huntington issued for cash on August 16, 2021, in the aggregate principal amount of $500 million. The early participation date was extended from 5:00 p.m. (New York City time) on August 20, 2021 to 11:59 p.m. (New York City time) on September 3, 2021, the time and date the offer expires (the “extended early participation date,” or, the “expiration date”). The exchange offers are being conducted on the terms and subject to the conditions set forth in a confidential offering memorandum dated August 9, 2021 (the “offering memorandum”).

Holders who validly tendered and did not validly withdraw old notes at or prior to 5:00 p.m. (New York City time) on August 20, 2021, and whose tenders are accepted for exchange by Huntington, will receive the total exchange consideration (which includes an early participation amount of $30) for each $1,000 principal amount of old notes, as determined in accordance with the formula set forth in the offering memorandum, on the early participation settlement date, which is expected to be August 24, 2021 (the “early participation settlement date”). Holders who validly tender old notes after 5:00 p.m. (New York City time) on August 20, 2021, but at or prior to the expiration date, and whose old notes are accepted for exchange by Huntington, will now also receive the total exchange consideration (which includes an early participation amount of $30). The final settlement date for old notes validly tendered after 5:00 p.m. (New York City time) on August 20, 2021, but prior to the expiration date, is expected to be September 8, 2021, which is the second business day after the expiration date. The withdrawal date was not extended and any old notes validly tendered may no longer be validly withdrawn. All other terms and conditions of the exchange offers remain unchanged.

In addition, Huntington announced results as of 5:00 p.m. (New York City time) on August 20, 2021. According to Global Bondholder Services Corporation, the exchange agent for the exchange offers, the aggregate principal amount of each series of the old notes validly tendered and not withdrawn in the exchange offers is specified in the table below, resulting in the issuance of approximately $60 million in aggregate principal amount of new notes expected to be issued on the early participation settlement date.

CUSIP No.	Title of Series	Issuer/Obligor	Outstanding Principal Amount at Commencement of the Exchange Offer	Principal Amount Tendered as of the Early Participation Date	Payment per $1,000 of Old Notes to Holders Receiving the Total Exchange Consideration(1)(2)
878055AD4	6.250% Subordinated Notes Due 2022	The Huntington National Bank (as successor to TCF National Bank)	$110,000,000	$0	$1,039.09
337915AA0	4.350% Subordinated Notes Due 2023	Huntington Bancshares Incorporated (as successor to FirstMerit Corporation)	$250,000,000	$24,373,000	$1,048.52
878055AE2	4.600% Subordinated Notes Due 2025	The Huntington National Bank (as successor to TCF National Bank)	$150,000,000	$20,300,000	$1,113.09
320844PD9	4.270% Subordinated Notes Due 2026	The Huntington National Bank (as successor to FirstMerit Bank, N.A.)	$250,000,000	$10,527,000	$1,135.23

(1)	Includes the early participation amount of $30.00 for each $1,000 principal amount of old notes.
(2)	To be paid in new notes per $1,000 principal amount of old notes.

Although participants in the exchange offers will not hold new notes prior to the applicable settlement date, the first interest payment on the new notes will include the interest accrued from the issuance date of the original notes to the applicable settlement date. Further, each holder whose old notes are accepted for exchange by Huntington will receive a cash payment on the applicable settlement date representing interest, if any, that has accrued from the most recent interest payment date in respect of the applicable series of old notes, which, in the case of the 4.600% Subordinated Notes due 2025, is subject to Huntington’s obligation to pay interest on the applicable interest payment date in accordance with the applicable DTC procedures, up to, but not including, the applicable settlement date, reduced (but not below zero) by the interest accrued on the new notes up to, but not including, the applicable settlement date. Cash in lieu of any fractional portions of new notes will also be paid on the applicable settlement date.

Only holders who have duly completed and submitted an eligibility letter (which may be found at https://gbsc-usa.com/eligibility/huntington/) will be authorized to receive the offering memorandum and participate in the exchange offers. The eligibility letter will include certifications that the holders are a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

Consummation of the exchange offers is subject to a number of conditions as set forth in the confidential offering memorandum relating to the exchange offers (including that any new notes issued on the final settlement date will be fungible with the original notes). None of Huntington, The Huntington National Bank, their boards of directors or the dealer manager makes any recommendation as to whether or not the holders of the old notes should exchange their old notes in the exchange offers.

If and when issued, the new notes will not be registered under the Securities Act or any state securities laws. Therefore, the new notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Huntington has entered into a registration rights agreement with respect to the new notes and the original notes.

Global Bondholder Services Corp. is acting as the information agent and the exchange agent for the exchange offers. Questions or requests for assistance related to the exchange offers or for additional copies of the offering memorandum may be directed to Global Bondholder Services Corp. at(866) 924-2200 (toll free) or (212) 430-3774 (collect) or contact@gbsc-usa.com (email). You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the exchange offers.

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase any old notes or new notes. These exchange offers are being made solely pursuant to the offering memorandum. The exchange offers are not being made to holders of old notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the exchange offers to be made by a licensed broker or dealer, the exchange offers will be deemed to be made on behalf of Huntington by the dealer manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Huntington

Huntington Bancshares Incorporated (Nasdaq: HBAN) is a $175 billion asset regional bank holding company headquartered in Columbus, Ohio. Founded in 1866, The Huntington National Bank and its affiliates provide consumers, small and middle-market businesses, corporations, municipalities, and other organizations with a comprehensive suite of banking, payments, wealth management, and risk management products and services. Huntington operates more than 1,200 branches in 12 states, with certain businesses operating in extended geographies.

This press release contains certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements, which are not historical facts and are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. We do not assume any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. Please carefully review and consider the various disclosures made in this document and in our other reports filed with the SEC for more information about the risks and other factors that may affect our business, results of operations, financial condition or prospects.

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